UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☐

Preliminary Information Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☒

Definitive Information Statement

SIGNALIFE, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of securities:

5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.:

3)

Filing Party:

4)

Date Filed:

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

Effective as of May 30, 2006, the board of directors of Signalife, Inc. (sometimes referred to in this information statement as “Signalife,” “the company,” “we,” “us,” and “our”) approved the establishment of the Signalife, Inc. 2006 Omnibus Equity Compensation Plan (the “2006 Plan”) pursuant to which we could make compensatory grants of common share-based securities to our officers, directors, employees, consultants and advisors.  This action was also approved by the written consent of our majority shareholder, who then held greater than 50% of the voting power of our voting securities, on May 30, 2006.  No shares have been issued or reserved for issuance to date under the 2006 Plan, nor will the company issue any shares or reserve any shares for issuance until twenty-one days following the mailing of this information circular.

Effective as of April 18, 2006, our board of directors approved a restatement of our certificate of incorporation by which we consolidated all relevant prior provisions relating to our certificate of incorporation contained in six separate filings with the Delaware Secretary of State into a single restated certificate of incorporation, and updated that instrument to comport to changes in Delaware law.  The only substantive change to the provisions of our certificate of incorporation was the inclusion of a provision allowing the elimination of monetary liability of directors to the maximum extent allowed under Section 102 of the Delaware general corporation law.  This action was also approved by the written consent of our majority shareholder, who then held greater than 50% of the voting power of our voting securities, on April 27, 2006.  The restated certificate of incorporation was filed with the Delaware Secretary of State on May 5, 2006.

The approval and consent of our majority shareholder as described above with respect to each of the above actions taken (collectively, the “Actions”) was sufficient under the Delaware General Corporation Law and Signalife’s Certificate of Incorporation and bylaws to approve the Actions taken.  Accordingly, since majority approval has already been procured for each of the Actions, they need not be submitted to our other shareholders for a vote or ratification.  This information statement is also being furnished to our shareholders to for the dual purpose of providing them with certain information concerning the Actions taken in accordance with the requirements of the Delaware General Corporation Law the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of the information statement is December 27, 2006.

531 South Main Street, Suite 301, Greenville, South Carolina 29601

(864) 233-2300

DELIVERIES OF INFORMATION STATEMENT

Signalife will deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Signalife will promptly deliver a separate copy of this information statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Signalife, Inc.
531 South Main Street, Suite 301
Greenville, South Carolina  29601
Telephone number:  (864) 233-2300
Fax number:  (864) 233-2300
E-mail:  info@signalife.com

Shareholders may also address future requests for separate delivery of information statements and/or any other reports filed with the SEC and circulated by the company to our shareholders by contacting Signalife at the address listed above.

COSTS

Signalife will pay all costs associated with the distribution of this information statement, including the cost of printing and mailing. Signalife will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock.

DISSENTERS' OR APPRAISAL RIGHTS

No dissenters' or appraisal rights under the Delaware General Corporation Law are afforded to our shareholders as a result of any of the Actions approved.

ADOPTION OF 2006 STOCK PLAN

General

Effective as of May 30, 2006, our board of directors approved the establishment of the Signalife, Inc. 2006 Omnibus Equity Compensation Plan (the “2006 Plan”) pursuant to which we could make compensatory grants of common share-based securities to our officers, directors, employees, consultants and advisors.  This action was also approved by the written consent of ARC Finance Group, LLC, our majority shareholder, who then held at greater than 50% of the voting power of our voting securities, on May 30, 2006.  The 2006 Plan was formally implemented by the company on June 5, 2006, although no shares have been issued to date or reserved for issuance under the plan to date, and none will be issued or reserved for issuance for twenty days following the mailing of this Information Statement.

Under the 2006 Stock Plan, a total of 5,842,406 common shares were initially reserved for issuance through the grant of a variety of common share-based “awards” under the plan.  We intend to commence utilizing the 2006 Stock Plan at such time and to the extent all available common shares authorized under our other stock plans have either been fully issued or are not otherwise available for issuance.  These prior stock plans are comprised of the Signalife, Inc. 2002 Stock Plan, formerly known as the Recom Managed Systems, Inc. 2002 Stock Plan (the “2002 Stock Plan”), and the Signalife, Inc. 2003 Nonqualified Stock Option And Stock Plan, formerly known as the Recom Managed Systems, Inc. 2003 Nonqualified Stock Option And Stock Plan (the “2003 Stock Plan”).

A copy of the 2006 Plan is attached to this information circular as Appendix 'A'.  The terms of the 2006 Plan are summarized below.

Purpose Of Adoption of 2006 Plan

The stated purpose of the 2006 Stock Plan is to provide the company with the ability to offer or provide employees, officers, directors, consultants and advisors to the company with inducements and incentives in the form of capital stock of the company, rights to acquire or purchase capital stock of the company, and rights based upon the value of or appreciation in the value of the capital stock of the company, in order to attract, motivate and compensation those persons, both for their past and prospective efforts, as well as to encourage them to acquire and hold stock in the company.  The adoption of the 2006 Plan was necessitated in part by the fact that a substantial portion of the shares available for issuance under the 2002 Stock Plan and the 2003 Stock Plan have been either issued or reserved for issuance to date, and the company would therefore need an alternative vehicle to grants compensatory awards to employees, officers, directors, consultants and advisors to the company in the near future.  The adoption of the 2006 Plan was further necessitated by fact that our technology and services have now reached the commercial stage, and we anticipate that we need to significantly increase our employee and consultant base, particularly those involved in product sales, promotional and marketing activities, over the next several years as we ramp up operations, and that we will need to be in a position of flexibility to offer equity-based awards as inducements for hiring and/or retaining such persons.

Our principal reason in procuring the consent of our majority shareholder for the 2006 Plan was to avoid the time, effort and costs of procuring prior shareholder approval for awards given to consultants and non-inducement awards given to employees and directors on a case-by-case basis as might otherwise be required under AMEX rules.  A secondary reason in procuring shareholder approval is to ensure that we would have the ability to grant options under the 2006 Plan that could qualify as incentive options under United States tax laws should that be necessary.  As discussed below, incentive options have favorable income tax consequences in the United States, and we anticipate that a number of key employees we engage will be U.S. citizens or residents for whom the grant of an incentive option may be an important inducement.  For an option to qualify for such preferential tax treatment, however, shareholder approval for the plan under which the option is granted must be obtained either in advance of the grant or within 12 months after the grant.

The 2006 Stock Plan is an “evergreen” plan pursuant to which the company will maintain the stock pool (including shares reserved for prospective issuance) at 15% of the company’s outstanding common shares.  As previously noted, the initial number of shares reserved as of the date of adoption of the plan was 5,842,406 shares, reflecting 15% of our outstanding common shares as of that date.  The pool is adjusted at the end of each quarter to reflect any increases in outstanding common shares.  As a consequence of such adjustments, the number of common shares reserved for issuance under the 2006 Plan has since been increased to 5,897,460 shares as of September 30, 2006.  The purpose of incorporating an evergreen provision into the 2006 Plan is to ensure that sufficient shares remain available for issuance under the plan in the longer term without formally requesting an increase requiring shareholder approval which would be expensive and cumbersome.

Description of 2006 Plan

Types of awards that may be granted under the 2006 Plan include common share grants (“stock awards”), common share purchase options (“options”), common share units (“stock unit awards”) and common share appreciation rights “stock appreciation rights”), as more particularly below:

•

A stock grant is an outright grant of common shares to an awardee.

•

An option is a right granted to an awardee entitling him to purchase a common share at a fixed or determinable price.  An option can be either an “incentive option” (which, as discussed below, may have favorable income tax consequences in the United States, but are subject to certain limitations under United States tax laws) or a “non-qualified option” (defined as any option other than an incentive option).  Under the plan the exercise price for an option cannot be less than 100% of its fair market value in the case of an incentive option (or 110% in the case of an incentive option granted to a 10% shareholder).  The term of an option granted under the plan cannot exceed ten years from date of grant (or 5 years in the case of an incentive option granted to a 10% shareholder).

•

A stock unit award is a capital appreciation right, payable in cash or common shares or a combination thereof, pursuant to which an awardee shall have the right, as of a specified maturity date, to receive an amount equal to or less than the fair market value of a specified number of common shares.  The term of stock units granted under the plan cannot exceed ten years from date of grant.

•

A stock appreciation right is another form of capital appreciation right, also payable in cash or common shares or a combination thereof, pursuant to which the amount of the award is equal to or less than the appreciation in the fair market value of a specified number of common shares as of an applicable exercise date.  The term of a stock appreciation right granted under the plan cannot exceed ten years from date of grant.

Awards may be issued as stand-alone grants, or in tandem or in connection with one another, subject to certain limitations imposed on tandem grants involving incentive options.

Awards shall be subject to such vesting or transfer conditions, risk of forfeiture, repurchase rights and rights of first refusal as we may determine to be reasonable and necessary.

The 2006 Plan is administered by its "plan administrator", which is defined under the plan as either our board of directors or, at our board's discretion, a committee selected or established by our board or, in limited cases, designated officers.  Currently, grants to our executive officers and directors are either approved by our compensation committee subject to board ratification, or by our full board, while our CEO and COO approve grants to our rank and file employees or consultants and advisors subject to board ratification where appropriate.

The plan administrator interprets and administers all issues relating to the plan in its sole discretion, including selecting awardees entitled to receive of awards, and determining the types of awards to be granted to those awardees, the number of common shares in the stock pool subject to each award, the time and manner in which any award will be granted or exercised, and the terms and conditions of the award, including the imposition of vesting or transfer conditions, risk of forfeiture, repurchase rights and rights of first refusal on the award.  All decisions of the plan administrator are final.

Grants under the 2006 Plan are subject to the following guidelines or limitations:

•

The 2006 Stock Plan has a 10-year term.  No grants of additional awards under the plan can be made upon the expiration of that 10 year term.

•

The maximum term that the plan administrator may afford an awardee to exercise an option, stock unit or stock appreciation right under the plan is ten years, with the exception of an incentive option granted to a 10% shareholder, which cannot be more than five years.  If a term is not specified in an award agreement, the term will be deemed to be one year.

•

While the administrator can generally fix a purchase or exercise price for options at such amounts and, if applicable, discount to market, as he deems appropriate, it:  (1) may not set an exercise or purchase price for an option less than that required under applicable securities laws or the rules of any governing stock exchange; and (2) may not set an exercise or purchase price for an incentive option that is less than 110% of the fair market value of a common share in the case of an awardee who is a 10% shareholder, or 100% of fair market value with respect to any other grants of an incentive option.  If a purchase or exercise price is not specified in an award agreement, it will be deemed to be fair market value as of the date of grant.

•

While the exercise or purchase price for options are generally payable in cash, the plan administrator may allow an awardee to pay such price fully or partly:  (1) in Signalife securities with a fair market value equal to such payment, or (2) through a cashless exercise program effected through a broker or through a promissory note, loan or other extension of credit by the company.  In the latter case, the plan expressly prohibits the company from extending or maintaining credit with respect to any awardee who is a director or executive officer of our company to the extent prohibited under Section 13(k) of the Exchange Act.

•

Where an exercisable award is predicated on the continued performance of services to the company, the following special rules shall apply (unless varied by the plan administrator in the governing award agreement):

o

an awardee shall earn or vest the award in increments of one-third over a three year period based upon continuous performance of services;

o

each increment shall lapse if unexercised two years from date of vesting;

o

if an awardee's employment or engagement is terminated for any reason, including death or disability, the unvested portion of the award shall lapse;

o

if an awardee’s employment or engagement is terminated by reason of death, disability or termination by the awardee for good reason, the remaining term of any vested exercisable award shall be reduced to one year if its remaining term is longer than such period.; and

o

if an awardee’s employment or engagement is terminated by reason of termination by Signalife for cause, the remaining term of any vested exercisable award shall be reduced to three months if its remaining term is longer than such period.

•

Should an awardee be required to forfeit shares, then the company must pay the awardee any amount not less than his original cost to purchase the shares or the book value of the shares.

•

Awards granted under the 2005 Plan are generally not transferable, and will be subject to any vesting, transfer or forfeiture conditions or restrictions which the plan administrator may impose, all as governed by applicable securities, corporate and tax laws.

The 2005 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our board of directors; provided, however, shareholder approval or ratification is required to increase the stock pool or to lengthen the ten year term under the plan pursuant to which awards may be granted.  Shareholder approval is also required where required under law or the rules of any exchange or market on which our securities may trade.  No amendment may materially impair any outstanding awards without the express consent of the awardee with the exception of amendments required by law or to ensure the plan will not become subject to ERISA.

Proposed Awards; Participation of Officers and Directors

There are currently a total of fifteen full or part-time employees who will be eligible to receive grants under the 2006 Plan, including our three currently-serving executive officers and our six currently-serving directors.  We have not granted or allocated any awards to date under the 2006 Plan to any identifiable persons or groups, such as our executive officers or directors, any of their associates, or our employees, consultants or advisors, or does any such person or groups have any entitlement to receive grants of awards under the 2006 Plan.  Although we have not granted or allocated any awards to date under the 2006 Plan to our executive officers or directors, and none of such persons have any entitlements to receive any grants under the 2006 Plan, we nevertheless reserve the right to do so.

Description of United States Income Tax Consequences

In the United States, the tax treatment of awards payable with respect to the provision of services are generally taxed under sections 83 and 409A of the Internal Revenue Code and the regulations thereunder.  Under those rules, the value of the award constitutes ordinary income to the awardee at its fair market value in the year of its receipt or in which it is no longer subject to a substantial risk of forfeiture.  The employer is generally allowed a business expense deduction equal to the amount includible in the awardee’s income in the corresponding taxable year.

Special rules apply under section 83 with respect to options.  If the option has a readily ascertainable fair market value as of the date of grant, then the awardee will include as ordinary income in the year of grant an amount equal to the difference between the value of the underlying shares as of the date of grant and the option price.  If the option does not have a readily ascertainable fair market value, then taxation is deferred until the option is exercised.  At that time the awardee will include as ordinary income in the year of exercise an amount equal to the difference between the value of the underlying shares as of the date of exercise and the option price.  The employer, in turn, will claim a business expense deduction equal to the amount includible in the awardee’s income in its corresponding taxable year.

In the case of incentive options, which are governed under section 422 of the Internal Revenue Code and the regulations thereunder, there are no tax consequences at time of grant or exercise if all the requirements of Section 422 are satisfied.  Instead, taxation is deferred until the awardee sells the underlying shares, at which time the awardee generally will be taxed at capital gains rates.  In the case of incentive options, no business expense deduction is allowed to the employer.

Section 409A of the Internal Revenue Code supercedes section 83.  Under section 409A, deferred compensation that is granted at a discount to market will become subject to taxation in the year such compensation is no longer subject to a substantial risk of forfeiture, and annually thereafter with respect to any appreciation in value. Accordingly, if an option or stock appreciation right is granted with an exercise price at a discount to market, it will become subject to taxation as it becomes vested under the rules of section 409A.  If issued at market, the rules of section 83 would remain applicable.

Summary Equity Compensation Plan Data

The following table sets forth information compiled on an aggregate basis as of December 31, 2005 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services:

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants Or Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights)
Equity compensation plans approved by shareholders: Signalife, Inc. 2002 Stock Plan	3,264,837	$ 2.96	2,180,288
Equity compensation plans not approved by shareholders: Signalife, Inc. 2003 Nonqualified Stock Option And Stock Plan Stand-alone grants	— 2,886,288	$ — $ 2.40	334,855 —
Total	6,151,125	$ 2.70	2,515,143

Description of Equity Compensation Plans Approved By Shareholders

2002 Stock Plan

The Signalife, Inc. 2002 Stock Plan, formerly known as the Recom Managed Systems, Inc. 2002 Stock Plan (the “2002 Stock Plan”), was adopted by our board of directors on November 1, 2002.  Shareholder approval was received on June 5, 2003.  Under the 2002 Stock Plan, a total of 6,000,000 common shares (2,000,000 shares pre-split) were originally reserved for issuance.

The stated purpose of the 2002 Stock Plan is to act as a vehicle to encourage and provide for the acquisition of an equity interest in Signalife by our employees, officers, directors and consultants.  Our board believes the plan will enable us to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent, and to motivate those individuals by providing additional incentives and motivation toward superior performance.

The 2002 Stock Plan allows our board of directors, or a committee established by our board, to award restricted stock and stock options from time to time to our employees, officers, directors and consultants. The board has the power to determine at the time an option is granted whether the option will be an incentive stock option, which is an option which qualifies under Section 422 of the Internal Revenue Code of 1986, or an option which is not an incentive stock option.  Incentive stock options may only be granted to persons who are our employees.  Vesting provisions are determined by our board at the time options are granted.  Options may be exercisable by the payment of cash or by other means as authorized by the committee or our board of directors.

The 2002 Stock Plan also provides that our board of directors, or a committee established by our board, may issue restricted stock pursuant to restricted stock right agreements which will contain such terms and conditions as our board or committee determines.

As of 27, 2006, there were 4,379,352 common shares issued or reserved for issuance under the 2002 Stock Plan, and 267,783 common shares available for issuance.

2006 Stock Plan

The Signalife, Inc. 2006 Omnibus Equity Compensation Plan (the “2006 Stock Plan”) was adopted by our board of directors and majority shareholder on May 30, 2006.  See above for a summary of the terms of the 2006 Stock Plan.

Description of Equity Compensation Plans Not Approved By Shareholders

2003 Stock Plan

The Signalife, Inc. 2003 Nonqualified Stock Option And Stock Plan, formerly known as the Recom Managed Systems, Inc. 2003 Nonqualified Stock Option And Stock Plan (the “2003 Stock Plan”), was adopted by our board of directors on March 31, 2003.  Under the 2003 Stock Plan, a total of 1,500,000 common shares (500,000 shares pre-split) were originally reserved for issuance.

The stated purpose of the 2003 Stock Plan is to encourage and provide for the acquisition of an equity interest in Signalife by our employees, officers, directors and consultants.  Our board believes the plan will enable us to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent, and to motivate those individuals by providing additional incentives and motivation toward superior performance.

The 2003 Stock Plan allows our board of directors to grant stock options or issue stock from time to time to our employees, officers, directors and consultants.  Options granted under the 2003 Plan do not qualify under Section 422 of the Internal Revenue Code as incentive stock options.

The 2003 Stock Plan also provides that our board of directors, or a committee, may issue free-trading or restricted stock pursuant to stock right agreements containing such terms and conditions as our board of directors deems appropriate.

As of December 27, 2006, there were no common shares issued or reserved for issuance under the 2003 Stock Plan, and 8,251 common shares available for issuance.

Stand-Alone Grants

From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants, advisors or vendors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans.  The terms of these grants are individually negotiated.

RESTATEMENT OF CERTIFICATE OF INCORPORATION

Effective as of April 18, 2006, our board of directors approved a restatement of our certificate of incorporation by which we consolidated all relevant prior provisions relating to our certificate of incorporation contained in six separate filings with the Delaware Secretary of State (other than a designation of rights, preferences and limitations relating to our series ‘A’ preferred stock) into a single restated certificate of incorporation, and updated that instrument to comport to changes in Delaware law, including allowing the elimination of monetary liability of directors to the maximum extent allowed under Section 102 of the Delaware general corporation law.  This action was approved by the written consent of ARC Finance Group, LLC, our majority shareholder, who then held greater than 50% of the voting power of our voting securities, on April 27, 2006.  The restated certificate of incorporation was filed with the Delaware Secretary of State on May 5, 2006.  A copy of the restated certificate of incorporation is attached to this information circular as Appendix 'B'.

Purpose

The principal purpose of restating our certificate of incorporation was to eliminate confusion resulting from the provisions being contained in six separate filings with the Delaware Secretary of State, and to update that instrument to conform with current Delaware corporate law.  The only substantive revision contained in the restated certificate of incorporation was to allow the elimination of monetary liability of our directors to the maximum extent allowed under Section 102 of the Delaware general corporation law.  This provision does not apply to events predating adoption, although Signalife may be obligated to indemnify a director under existing agreements or arrangements with the company.  Our board of directors and majority shareholder incorporated this new provision into our restated certificate of incorporation in the belief that it was necessary to attract and retain qualified persons as directors.

Effect

The elimination of monetary liability of our directors to the maximum extent allowed under Section 102 of the Delaware general corporation law has the effect of relieving or exculpating our directors for breaches of their fiduciary duties, although Signalife may have otherwise been obligated to indemnify a director under existing agreements or arrangements with the company.  This provision will not, however, relieve the directors for liability for breaches of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; liability for declaration of unlawful dividends or unlawful stock repurchases or redemptions, or any transactions from which a director received an improper personal benefit.  With respect to other culpable directorial actions, the conventional liability of directors for wrongful conduct remains intact.

One effect of the adoption of the foregoing provision eliminating director monetary liability is that shareholders would not be able to recover damages against directors personally, resulting in our company solely bearing the responsibility of covering the cost of settlement or damage awards against the directors.  This provision could also discourage our company from bringing a lawsuit against the directors for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under the excluded situations described above, and could similarly discourage the filing of derivative litigation by our shareholders against our directors, even though such actions, if successful, might otherwise benefit our company and shareholders.

OWNERSHIP OF VOTING SECURITIES BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth selected information, computed as of December 27, 2006, about the amount of shares beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which calculates ownership based solely upon sole or shared voting power or investment power, and the information is not necessarily indicative of beneficial ownership for any other purpose, including the determination of direct or indirect pecuniary ownership.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 531 South Main Street, Suite 103, Greenville, South Carolina 29601.

	Class Of Stock(1)
	Common (Voting)		Series ’A’ Preferred (2) (Voting)
Name	Amount	%	Amount	%
Pamela M. Bunes (3)(4)	351,501(11)	0.8%	0	—
Kevin F. Pickard (3)	—	—	0	—
Dr. Budimir S. Drakulic (3)	—(12)	—	0	—
Ellsworth Roston (4)	992,500(13)	2.3%	0	—
Dr. Lowell T. Harmison (4)	360,293(14)	0.8%	0	—
Jennifer Black (4)	112,500(15)	0.3%	0	—
Norma Provencio (4)	81,500(16)	0.2%	0	—
Rowland Perkins (4)	74,500(17)	0.2%	0	—
Charles H. Harrison (4)	18,750(18)	—	0	—

Tracey Hampton / ARC Finance Group, LLC (5)(6)	22,605,800(19)	53.1%	0	—
Trellus Management Co. (5)(7)	6,198,885(20)	13.9%	0	—
Gruber & McBaine Capital Management, LLC, & Affiliates (5)(8)	4,705,500(21)	10.8%	0	—
Marvin H. Fink (5)(9)	2,263,000(22)	5.4%	0	—
Otape Investments LLC (5)(10)	0	—	83,335	84.5%
John Viney (5)	0	—	10,104	10.2%
Directors and executive officers, as a group	1,991,544(23)	4.5%	0	—

*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of series ’A’ preferred shares. The number of outstanding shares of our common and series ’A’ preferred shares as of December 27, 2006 are 42,613,503 and 97,909 shares, respectively.

(2)

Each series ’A’ preferred share is convertible into one common share.

(3)

Executive Officer.

(4)

Director.

(5)

5% shareholder.

(6)

The address of Ms. Hampton and ARC Finance Group LLC is 23679 Calabasas Road, Suite 754, Calabasas, CA 91302.

(7)

The address of Trellus Partners LP is 350 Madison Avenue 9th Floor, New York, New York 10017.

(8)

The address of Gruber McBaine Capital Management, LLC, J. Patterson McBaine and the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is 50 Osgood Place, San Francisco, CA 94133.

(9)

The address of Mr. Fink is 11500 West Olympic Boulevard, Los Angeles, CA 90064.

(10)

The address of Otape Investments LLC is 1 Manhattan Road, Purchase, NY 10577.

(11)

Includes 333,500 common shares issuable upon exercise of vested warrants granted to Ms. Bunes in her capacity as Chief Executive Officer.

(12)

Does not include shares or options held by B World Technologies, Inc., insofar as Dr. Drakulic does not own or control this corporation.

(13)

Includes 296,250 common shares held by Roston Enterprises, 450,000 common shares issuable upon exercise of vested warrants granted to Mr. Roston in his capacity as a consultant, and 245,000 common shares issuable upon exercise of vested options granted to Mr. Roston in his capacity as a director.

(14)

Includes 216,000 common shares issuable upon exercise of vested warrants granted to Dr. Harmison in his capacity as a consultant, and 120,000 common shares issuable upon exercise of vested options granted to Dr. Harmison in his capacity as a director.

(15)

Includes 112,500 common shares issuable upon exercise of vested options granted to Ms. Black in her capacity as a director.

(16)

Includes 81,500 common shares issuable upon exercise of vested warrants granted to Ms. Provencio in her capacity as a director.

(17)

Includes 74,500 common shares issuable upon exercise of vested warrants granted to Mr. Perkins in his capacity as a director.

(18)

Includes 18,750 common shares issuable upon exercise of vested warrants granted to Mr. Harrison in his capacity as a director.

(19)

Includes 20,448,900 common shares directly held by ARC Finance Group, LLC, and 2,156,900 common shares that we believe were transferred by ARC to its independent trustee of revocable blind trusts established by ARC Finance Group as reported by ARC Finance Group in a schedule 13D filed with the SEC on February 15, 2006.  ARC Finance Group is owned and controlled by Ms. Hampton-Stein.  As reported in the schedule 13D, the blind trusts were established pursuant to section 16 of the Securities and Exchange Act of 1934 in principal part to ensure that ARC Finance Group and its principals and affiliates have no control or knowledge of selling or buying activities with respect to the sale, purchase, hypothecation or other transfer or disposition of common shares held by the trustee, thereby allowing ARC Finance Group to avoid the appearance of any impropriety relative to the use of inside information in connection with such decisions and activities in view of ARC Finance Group’s putative ability as majority shareholder to procure inside information.  In order to maintain the confidentiality of all transactions by the trustee of the blind trusts and to protect itself from even the appearance of insider trading, the trustee is legally prohibited from providing to ARC Finance Group, and ARC Finance Group is legally prohibited from requesting from the trustee, any information regarding the holdings of the blind trusts or transactions in the company’s securities.  As a consequence, the current holdings of the trustee of the blind trusts in our common shares may be less or more than the 2,156,900 shares reported as being transferred to the trustee for purposes of preparing this table.

(20)

Includes:  (1) 4,053,723 common shares reported as collectively owned by Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund, Ltd.; (2) 1,714,452 shares issuable upon exercise of vested warrants held by Trellus Partners, LP; (3) 7,742 shares issuable upon exercise of vested warrants held by Trellus Partners II, LP; and (4) 422,968 shares issuable upon exercise of vested warrants held by Trellus Offshore Fund Ltd.  Voting and investment power over Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd. is held by their investment advisor, Trellus Management Co.

(21)

Includes:  (1) 3,805,500 common shares reported as collectively held by Gruber McBaine Capital Management, LLC and its affiliates, to wit, Jon D. Gruber, J. Patterson McBaine, and Eric Swergold, and Lagunitas Partners LP; (2) 630,000 shares issuable upon exercise of vested warrants held by Lagunitas Partners; (3) 150,000 shares issuable upon exercise of vested warrants held by Gruber & McBaine International; (4)  60,000 shares issuable upon exercise of vested warrants held by J. Patterson McBaine;  and (5) 60,000 shares issuable upon exercise of vested warrants held by the Jon D. and Linda W. Gruber Trust dated July 4, 2004.  Voting and investment power over Lagunitas Partners LP is held by its general partner, Gruber & McBaine Capital Management, LLC. Voting and investment power over shares beneficially owned by Gruber & McBaine International is held by its investment advisor, Gruber & McBaine Capital Management, LLC.  Gruber & McBaine Capital Management, LLC is controlled by its managers, Messrs. J. Patterson McBaine and Jon D. Gruber.  Voting and investment power over shares beneficially owned by the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is held by its trustees, Jon D. Gruber and Linda W. Gruber.

(22)

Includes 2,100,000 common shares held by the Fink Family Trust, and 213,000 common shares issuable upon exercise of vested options granted to Mr. Fink in his capacity as a director.

(23)

Includes 1,663,000 common shares issuable to executive officers and directors as a group upon exercise of vested common share purchase options and warrants.